EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64714, Registration Statement No. 333-159908 and Registration Statement No. 333-205194 on Form S-8 of our report dated June 26, 2015, relating to the financial statements and financial statement schedule of the Layne Christensen Company Capital Accumulation Plan, appearing in this Annual Report on Form 11-K of the Layne Christensen Company Capital Accumulation Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Houston, Texas

June 26, 2015